Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-136853 of our report, dated March 27, 2006 (except for Note 15, which is dated August 21, 2006) relating to the consolidated financial statements of Alliance Bank, appearing in the Prospectus, which is part of such Registration Statement, and to the  reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

November 8, 2006